EXHIBIT 99

                               NASDAQ SYMBOL: LASE


LASERSIGHT INCORPORATED ANNOUNCES STRATEGIC INVESTMENT BY TLC THE LASER CENTER, INC. AND PLANS TO LAUNCH MOBILE EXCIMER LASER BUSINESS
COMPANY REPURCHASES SERIES B PREFERRED STOCK
AND PAYS OFF OUTSTANDING DEBT

ORLANDO, Fla. (June 8, 1998) - LaserSight Incorporated (Nasdaq: LASE) announces that TLC The Laser Center, Inc. (Nasdaq: LZRCF) has invested $8 million in the company. TLC is the largest provider of laser vision correction in North America. In addition, LaserSight and TLC senior managers are working together to develop and launch a mobile excimer laser business.

TLC's investment is in the form of 2 million shares of preferred stock, convertible on a fixed, one-for-one basis into 2 million shares of LaserSight common stock. Pursuant to the existing agreement with the company's Series B preferred stockholders, LaserSight repurchased all of its outstanding Series B preferred stock on June 5. The company also received $4.3 million on June 5 from Vision Twenty-One, Inc., of which $2 million was used to pay off all of the company's outstanding indebtedness to Foothill Capital Corporation.

LaserSight's President and Chief Executive Officer Michael Farris says that this strategic business relationship with TLC provides LaserSight the opportunity to develop a mobile strategy that would provide access to excimer laser and related technology, along with value-added services developed by TLC to expand refractive surgeon practices. Those services include training and education; group purchasing; patient financing; marketing and advertising resources and expertise; and advanced Internet-based information systems, including patient outcome analyses and database management.

TLC's core business strategy is providing excimer laser eye surgery in partnership with its network of more than 6,000 affiliated doctors. TLC's investment in LaserSight is intended to support the development and launch of a mobile strategy that will enhance TLC's currently successful business strategy throughout North America.

Farris adds, "We are delighted to have TLC as an investor in the company and look forward to exploring all the ways in which this strategic business arrangement will benefit our customers and will enhance shareholder value for both companies. Our LSX scanning laser platform, A*D*K, patents and commitment to education will be strengthened by this newly formed and very important business relationship."

LaserSight Incorporated provides quality technology solutions for laser refractive surgery and other innovative applications, especially in the vision correction industry. The company sells its products in more than 30 countries. LaserSight's laser system has an investigational device exemption status for clinical trials in the United States and is currently not available in that market. This March, the company submitted its pre-market approval application for the scanning laser system to the U.S. Food and Drug Administration, and it was accepted for filing in May.

This press release contains forward-looking statements regarding future events and future performance of the company, which involve risks and uncertainties that could materially affect actual results. Investors should refer to documents that the company files from time-to-time with the Securities and Exchange Commission for a description of certain factors that could cause actual results to vary from current expectations and the forward-looking statements contained in this press release. Such filings include, without limitation, the company's Form 10-K, Form 10-Q and Form 8-K reports.

                                      # # #

For additional information please contact: Julie Tockman, APR
                                           Director, Corporate Relations
                                           LaserSight Incorporated
                                           (314) 469-3220 Ext. 3060
                                           Visit us on the Internet at www.lase.
                                           com